Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2002, except for the revision discussed in Note 1, for which the date is April 23, 2002, relating to the financial statements of DOV (Bermuda), Ltd., which appears in DOV Pharmaceutical, Inc.'s Registration Statement on Form S-1 dated April 24, 2002.

/s/ PricewaterhouseCoopers
Chartered Accountants

Hamilton, Bermuda
November 14, 2002